             As filed with the Securities and Exchange Commission
                               on May 9, 1997

                                         Registration No. 333-_____
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          BANYAN SYSTEMS INCORPORATED
            (Exact name of registrant as specified in its charter)


         MASSACHUSETTS                                   04-2798394
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                   Identification Number)


 120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                   01581
 (Address of Principal Executive Offices)                  (Zip Code)

                          NON-QUALIFIED STOCK OPTIONS
                           (Full title of the plan)

                             MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and address of agent for service)

                                (617) 526-6000
         (Telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                        Proposed              Proposed
                                        maximum               maximum
Title of securities     Amount to be    offering price per    aggregate            Amount of
to be registered        registered      share                 offering price       registration fee
-------------------     ------------    ------------------    --------------       ----------------
 Common Stock           250,000 shares   $    1.47(1)           $  367,500(1)         $  112
$.01 par value
--------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 1, 1997 in accordance with Rules
     457(c) and 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to the recipients of the Non-Qualified Stock Options from Banyan Systems Incorporated (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities
              -------------------------

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

          Not applicable.

     Item 6.  Indemnification
              ---------------

          Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Second Amended and Restated Articles of Organization the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Second Amended and Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

          The Registrant's Second Amended and Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

          The Registrant's Second Amended and Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Second Amended and Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director of officer is not entitled to full indemnification.

          Article 6 of the Registrant's Second Amended and Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

          The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

          Not Applicable.

     Item 8.  Exhibits
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings
              ------------

          1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, Massachusetts on the 8th day of May, 1997.


                                    BANYAN SYSTEMS INCORPORATED



                                    By:  /s/ William P. Ferry
                                       ----------------------
                                         William P. Ferry
                                         President and
                                         Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Banyan Systems Incorporated, hereby severally constitute William P. Ferry, Richard M. Spaulding and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Banyan Systems Incorporated to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                             Date
     ---------                     -----                             ----



/s/ William P. Ferry          President, Chief Executive           May 8, 1997
--------------------          Officer and Director (Principal
William P. Ferry              Executive Officer)



/s/ Jeffrey D. Glidden        Senior Vice President,               May 8, 1997
--------------------------    Administration and
Jeffrey D. Glidden            Chief Financial Officer
                              (Principal Financial Officer)


/s/ Richard M. Spaulding      Vice President, Finance              May 8, 1997
--------------------------    and Treasurer (Principal
Richard M. Spaulding          Accounting Officer)


/s/ G. Leonard Baker, Jr.     Director                             May 8, 1997
--------------------------
G. Leonard Baker, Jr.


/s/ John F. Burton            Director                             May 8, 1997
--------------------------
John F. Burton


/s/ A. Peter Hamilton         Director                             May 8, 1997
--------------------------
A. Peter Hamilton


/s/ David C. Mahoney          Director                             May 8, 1997
--------------------------
David C. Mahoney


/s/ Fontaine K. Richardson    Director                             May 8, 1997
--------------------------
Fontaine K. Richardson


/s/ David N. Strohm           Director                             May 8, 1997
--------------------------
David N. Strohm

                                 EXHIBIT INDEX
                                 -------------
 Exhibit
 Number       Description
 -------      -----------
  4.1 (1)     Specimen Certificate of Common Stock of
              the Registrant

  5.1         Opinion of Hale and Dorr LLP

 23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

 23.2         Consent of Coopers & Lybrand L.L.P.

 24.1 Power of Attorney (included on the signature page of this Registration Statement)



-------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-49194).